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                                                                   EXHIBIT 10.10


                                 THIRD AMENDMENT
                                       TO
                             COOPER INDUSTRIES, INC.
                 MANAGEMENT INCENTIVE COMPENSATION DEFERRAL PLAN

         WHEREAS, Cooper Industries, Inc. (hereinafter referred to as the "Company") maintains the Cooper Industries, Inc. Management Incentive Compensation Deferral Plan, as amended (hereinafter referred to as the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended, effective as of August 30, 2001, as follows:

         1. Section 5(f) is hereby amended in its entirety to read as follows:

                  (f)      Change in Control

                           (1) Deferral. In connection with a Change in Control (as defined in Section 9 of the Plan), the Committee may permit Participants to change a prior deferral election with respect to amounts deferred pursuant to the Plan, under such administrative policies as the Committee may establish under the Plan, which policies shall not be inconsistent with the provisions of the Plan.

                           (2)      Payment. In the absence of a timely
                  redeferral election by a Participant, the Company shall, within 10 days after the occurrence of a Change in Control, make, or cause to be made, a lump sum cash payment to the Participant with respect to all remaining Deferred Compensation then credited to such Participant's Plan Account.

                           (3) Definitions. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                           (i) any Person is or becomes the Beneficial Owner,
                  directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

                           (ii) the following individuals cease for any reason
                  to constitute a majority of the number of directors then serving:

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                  individuals who, on August 30, 2001, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on August 30, 2001 or whose appointment, election or nomination for election was previously so approved or recommended; or

                           (iii) there is consummated a merger or consolidation
                  of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or
                  (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                           (iv) the shareholders of the Company approve a plan
                  of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  For purposes of this paragraph (3) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the

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                  Company or any of its Subsidiaries, (iii) an underwriter
                  temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) any individual, entity or group whose ownership of securities of the Company is reported on Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported).

         2. Section 9 of the Plan is hereby amended in its entirety to read as follows:

                  9.       Effective Date, Amendment and Termination of the Plan

                           The Plan shall be effective as of January 1, 1980. The Committee or the Board of Directors of the Company may amend, modify, suspend or terminate (individually or in the aggregate, a "Change") this Plan for any purpose except that: (i) neither the Committee nor the Board of Directors of the Company shall make any Change which would impair the rights of a Participant with respect to Deferred Compensation theretofore credited to that Participant's Plan Account; and (ii) following a Change in Control (as hereinafter defined), the terms and conditions of deferrals under the Plan may not be changed to the detriment of any Participant without such Participant's written consent. If not sooner terminated under the provisions of this Section 9, the Plan shall terminate as of the date on which all Deferred Compensation theretofore credited to Plan Accounts has been paid.

Executed this 30th day of August, 2001.

                                    COOPER INDUSTRIES, INC.

                                    By /s/ David R. Sheil
                                       --------------------------------
                                    Title: Senior Vice President,
                                           Human Resources

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                                FOURTH AMENDMENT
                         TO THE COOPER INDUSTRIES, INC.
                 MANAGEMENT INCENTIVE COMPENSATION DEFERRAL PLAN

         WHEREAS, Cooper Industries, Inc. (hereinafter referred to as the "Company") maintains the Cooper Industries, Inc. Management Incentive Compensation Deferral Plan, as amended (hereinafter referred to as the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended, effective as of November 3, 2003, as follows:

         1. The first sentence of Section 3(d) is hereby amended to read as follows:

                  "Subject to Paragraph 5(j), payment of the Deferred Compensation for an Award Year shall be made or shall commence on March 1 of the calendar year next following the Award Year (the "Designated Date") or on an anniversary of the Designated Date (the Designated Date and any anniversary thereof is sometimes referred to as a "Designated Date Anniversary")."

         2.       Section 5(h) of the Plan is hereby amended to read as follows:

                  "(h)     No Forfeiture of Deferred Compensation. Subject to
                  Paragraph 5(j), Deferred Compensation credited to a Participant's Plan Account shall, in all cases, be nonforfeitable."

         3.       Section 5(j) of the Plan shall be added as follows:

                  "(j)     Early Distribution. A Participant may at any time
                  request early distribution of all of the Participant's Plan Account by writing to the Company.

                           (1) Distribution Amount. Early distribution is available only with respect to a Participant's entire Plan Account balance, and not with respect to any fraction thereof. The amount of such distribution (the "Distribution Amount") shall be equal to 90% of the Participant's Plan Account balance on the date of the request, including interest accrued from the most recent Designated Date Anniversary to the last day of the month preceding the request. Such interest shall be calculated at an interest rate equal to the average quarterly
                  J. P. Morgan Chase prime rate for the four (4) quarters preceding the request.

                           (2)      Procedure. The procedure for early
                  distribution is as follows:

                           (i) The Participant submits to the Committee's
                  designated representative a written request for early distribution in which the Participant acknowledges and

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                  agrees that as a result of such early distribution request the
                  Participant forfeits 10% of such Participant's Plan Account balance on the date of such request.

                           (ii) Upon receipt of such request, the Committee's
                  designated representative will within ten (10) business days notify the Participant in writing of the Distribution Amount and the amount forfeited by the Participant as a result of the early distribution, and instruct the Participant to submit a final written request for the Distribution Amount.

                           (iii) The early distribution of the Distribution
                  Amount, less any applicable taxes, shall be made within ten
                  (10) days of receipt of such final request by the Committee's designated representative"

Executed this 3rd day of November, 2003.

                                    COOPER INDUSTRIES, INC.

                                     /s/ David R. Sheil
                                    ------------------------------
                                    David R. Sheil
                                    Senior Vice President, Human Resources

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